EXHIBIT 99.5

VIKING ENERGY GROUP, INC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – JULY 20, 2023 AT 2:00 P.M. LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of CAMBER ENERGY, INC., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around                     , 2023, and hereby appoints James A. Doris and Holly McCaw proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Special Meeting of Stockholders of the Company, to be held on July 20, 2023 at 2:00 p.m. (Houston time) online only at https://agm.issuerdirect.com/vkin, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/VKIN
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF CAMBER ENERGY, INC		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	→	FOR	AGAINST	ABSTAIN

To adopt the Agreement and Plan of Merger, dated as of February 15, 2021, as amended on April 18, 2023 (which, as it may be further amended from time to time, we refer to as the “Merger Agreement”), among Viking Energy Group, Inc. (“Viking”) and Camber Energy, Inc. (“Camber”) (which we refer to as the “Viking Merger Proposal”) providing for the acquisition of Viking by Camber pursuant to a merger between Viking Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Camber (“Merger Sub”) and Viking (which we refer to as the “Merger”).

		☐	☐	☐	CONTROL ID:
REQUEST ID:
Proposal 2	→	FOR	AGAINST	ABSTAIN

To vote on a proposal to adjourn the Camber Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Camber Issuance Proposals or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Camber stockholders (the “Camber Adjournment Proposal” and, together with the Camber Issuance Proposals, the “Camber Proposals”).

		☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For” proposal 1 and 2.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2023

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)